Exhibit 5.1

Yuval Horn, Keren Kanir*, Roy Ribon, Ohad Mamann, Orly Sternfeld, Mia Yaniv-Sturm,
Danielle Wassner, Yasmin Zohar*, Paz Abercohen, Tammy Alon,
Assaf Unger, Uri Dotan, Roie Kaner, Keren Margalit, Ronen Monosevich**

* Also admitted in New York

** Special Counsel

Tel-Aviv, March 10, 2016

Ref: 1518/15

To:

BioLight Life Sciences Ltd.

Kiryat Atidim

Building 3, 5th Floor

Tel Aviv, Israel 6158101

Ladies and Gentlemen:

Re: Registration Statement on Form F-1

We have acted as Israeli counsel for BioLight Life Sciences Ltd., a company organized under the laws of Israel (the “Company”), in connection with the Registration Statement on Form F-1 (File No. 333-209454) (as amended, the “Registration Statement”) filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offering and sale of the following securities (collectively, the “Securities”): (a) 2,142,857 Ordinary Shares, par value NIS 2.5 per share, of the Company (the “Ordinary Shares”), including up to 321,429 Ordinary Shares issuable upon exercise of the Underwriters’ overallotment option; (b) warrants to purchase 2,142,857 Ordinary Shares (the “Warrants”), including warrants to purchase up to 321,429 Ordinary Shares issuable upon exercise of the Underwriters’ overallotment option; (c) 2,142,857 Ordinary Shares issuable upon exercise of the Warrants, including up to 321,429 Ordinary Shares issuable upon exercise of the Warrants that are subject to the Underwriters’ overallotment option (the “Warrant Shares”); (d) warrants to purchase 53,571 Ordinary Shares to be issued to the representative of the Underwriters as additional compensation pursuant to the Underwriting Agreement, the form of which has been filed as Exhibit 4.4 to the Registration Statement (the “Representative’s Warrant”); and (e) 53,571 Ordinary Shares issuable upon exercise of the Representative’s Warrant (the “Representative’s Warrant Shares”) (the “Offering”). This opinion letter is rendered pursuant to Item 8(a) of Form F-1 promulgated by the Commission and Items 601(b)(5) and (b)(23) of the Commission’s Regulation S-K promulgated under Securities Act.

The Ordinary Shares and the Warrants are to be sold by the Company pursuant to an underwriting agreement among the Company and the Underwriters named therein, the form of which has been filed as Exhibit 1.1 to the Registration Statement (together with all schedules, exhibits and ancillary documents and agreements thereto, the “Underwriting Agreement”), and, with respect to the Warrants, pursuant to a Warrant Agreement between the Company and a warrant agent, the form of which has been filed as Exhibit 4.2 to the Registration Statement (the “Warrant Agreement”). In rendering this opinion, we have assumed the enforceability of the Underwriting Agreement, the Representative Warrant and the Warrant Agreement.

In connection herewith, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement to which this opinion is attached as an exhibit; (ii) a copy of the articles of association of the Company, as currently in effect; (iii) resolutions of the board of directors of the Company (the “Board”) which have heretofore been approved and which relate to the Registration Statement and other actions to be taken in connection with the Offering (the “Resolutions”); and (iv) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company and questions of law as we have deemed relevant and necessary as a basis for the opinions hereafter set forth. We have also made inquires of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity and competence of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, confirmed as photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based upon and subject to the foregoing and in reliance thereon and subject to the assumptions, comments, qualifications, limitations and exceptions stated herein, we are of the opinion that when the Registration Statement has been declared effective by the Commission pursuant to the Securities Act and upon payment to the Company of the consideration per Security in such amount and form as shall be determined by the Board : (i) the Ordinary Shares, when issued and paid for in accordance with the Registration Statement and Underwriting Agreement, will be validly issued, fully paid and non-assessable; (ii) the Warrant Shares, when issued and paid for in accordance with the Registration Statement and the Warrant Agreement, will be validly issued, fully paid and non-assessable; (iii) Representative’s Warrant Shares, when issued and paid for in accordance with the Registration Statement and the Representative’s Warrant, will be validly issued, fully paid and non-assessable.

Members of our firm are admitted to the Bar in the State of Israel, and we do not express any opinion as to any matter relating to the laws of any other jurisdiction other than the laws of Israel. We express no opinion with respect to issues concerning the Company that are addressed in a separate opinion of McDermott Will & Emery LLP, U.S. counsel to the Company, which is being filed as an exhibit to the Registration Statement as filed with the Commission on the date hereof. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” and “Enforcement of Civil Liabilities” in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required to be filed under Section 7 of the Securities Act, the rules and regulations of the Commission promulgated thereunder or Item 509 of the Commission’s Regulation S-K promulgated under the Securities Act.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the effective date of the Registration Statement that may alter, affect or modify the opinions expressed herein.

Sincerely yours,

/s/Horn & Co. - Law Offices

Horn & Co. - Law Offices